EXHIBIT A
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                                PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is entered into and made effective this 15th day of August, 2006 by and between AYIN HOLDING COMPANY INC., a Delaware corporation ("Pledgor"), LORI H. MITCHELL, an individual resident of the State of Louisiana ("Pledgee"), and CHARYS HOLDING COMPANY, INC., a Delaware corporation ("Parent") appearing herein for the purpose of acknowledging and ratifying the terms hereof.

                              W I T N E S S E T H:

     WHEREAS, under that certain letter agreement, of even date herewith, by and among Complete Tower Sources, Inc., Mitchell Site Acq., Inc. and The Tower Company of Louisiana, LLC, the respective equityowners thereof, Parent, and Pledgor (the "Letter Agreement"), consideration is payable to Pledgee by the issuance of a promissory note in the principal amount of Twenty Three Million Seven Hundred Fifty Five Thousand Eight Hundred and Fifty Two Dollars ($23,755,852), such amount to be reduced in accordance with the terms and conditions of the Letter Agreement (the "Note");

     WHEREAS, under that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated June 20, 2006, by and among Pledgor, Complete Tower Sources, Inc. ("CTSI"), and Pledgee, Pledgor is acquiring one hundred percent (100%) of the issued and outstanding capital stock (the "Shares"), no par value per share, of CTSI;

     WHEREAS, Parent has contemporaneously executed and delivered to Pledgee the Note; and

     WHEREAS, all parties hereto have agreed, as a condition to the sale of the Shares under the Stock Purchase Agreement, that Pledgor will secure Parent's obligations under the Note by granting Pledgee a security interest in the Shares.

     NOW,  THEREFORE,  the  parties  hereto  agree  as  follows:

     1.     Grant  of  Security  Interest.  To  secure  Pledgor's  and Pledgor's
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affiliates  obligations  under  the  Note,  Pledgor  hereby  grants to Pledgee a security interest in the Shares, together with (a) all securities, instruments and other property ("Additional Property") at any time received or receivable by Pledgor by reason of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation, liquidation, exchange, renewal, substitution, or other transaction regarding the Shares or regarding any Additional Property; (b) all dividends and interest received or receivable on any of the Shares or any Additional Property; and (c) all proceeds of the foregoing. The foregoing properties and proceeds are referred to in this Agreement as "Collateral."

     2.     Event  of  Default.  An  "Event  of  Default" shall occur if Pledgor
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shall  fail to make payment due under the Note under the terms and conditions of the  Note.


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     3.     Remedies.  Upon  an  Event  of Default, Pledgee shall have the right
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to,  without  further  notice,  retain  the  pledged Shares and become the owner thereof, and the money paid to Pledgee on the Closing Date (as that term is defined under the Letter Agreement) shall remain the property of Pledgee. Upon an Event of Default and in the event that Pledgee does not elect to retain the ownership of the Shares as provided above, Pledgee shall have the right to pursue Pledgor and Parent for the full amount due under the Note, together with all interests, penalties, costs, attorney's fees and other such matters as are provided by law, without having any responsibility to return to or account to Pledgor for the amount paid by the Pledgor on the Closing Date.

     4.     Voting.  Unless  and  until  an Event of Default shall have occurred
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and  be  continuing, Pledgor shall be entitled to vote any and all Shares and to give  consents,  waivers  or  ratifications  in  respect  thereof.

     5.     Alienation  or  Encumbrance.  Pledgor  shall  not  sell,  transfer,
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donate, or otherwise alienate or encumber the Shares until the obligations under the  Note  are  satisfied.

     6.     Termination.  Upon  the  full  payment  and  the  satisfaction  and
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termination  of  the  Note,  this  Pledge  Agreement  also  shall terminate, and
Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement.

          AND NOW COMES, Charys Holding Company, Inc., as Parent, appearing herein for the purpose of recognizing, acknowledging, ratifying and agreeing to be bound by the terms of this Pledge Agreement.


                       [SIGNATURES ON THE FOLLOWING PAGE]


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          IN WITNESS WHEREOF, Pledgor has duly executed this Agreement as of the date  first  above  written.

                                        PLEDGOR:


                                        AYIN  HOLDING  COMPANY  INC.


                                        By:
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                                             Name:  Jimmy  R.  Taylor
                                             Title:  President


                                        CHARYS  HOLDING  COMPANY,  INC.


                                        By:
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                                             Name:  Billy  V.  Ray,  Jr.
                                             Title:  Chief  Executive  Officer


                                        PLEDGEE:


                                        /s/ Lori H. Mitchell
                                        ------------------------------
                                        Lori  H.  Mitchell


                    (Signature Page to the Pledge Agreement)